Exhibit 10.2

Gardner
Denver	Gardner Denver, Inc. Nonqualified Stock Option Agreement

RECIPIENT:	SHARES:	PURCHASE PRICE:	GRANT DATE:	EXPIRATION DATE:

This Nonqualified Stock Option Agreement (“Agreement”) is made between Gardner Denver, Inc., a Delaware corporation (the “Company”), and the undersigned, an employee of the Company or a subsidiary of the Company (the “Employee”).

WITNESSETH:

WHEREAS, the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to benefit the Company by increasing motivation on the part of the Employee by creating an incentive to remain employed by the Company and to work to the very best of the Employee’s abilities; and

WHEREAS, to further this purpose, the Company desires to make a Nonqualified Stock Option Award to the Employee under the terms of the Gardner Denver, Inc. Long-Term Incentive Plan, as amended and restated (the “Plan”); and

WHEREAS, pursuant to official action of the Committee on the grant date specified above (“Grant Date”), the Company undertook to grant the Award contemplated by this Agreement to the Employee.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. General Conditions. Pursuant to the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference, the Company grants to the Employee a Nonqualified Stock Option to purchase the number of shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), specified above, at the Purchase Price specified above, subject to the following conditions:

(a)	Defined Terms. Terms which are not specifically defined herein shall have the meanings ascribed to them in the Plan.

(i)	For purposes of this Agreement, “Retirement” means cessation of employment following a Participant’s attainment of age 55 and completion of five years of service.

(ii)	For purposes of this Agreement, “Cause” means (A) the Employee’s breach of fiduciary duty involving personal profit, commission of a felony or a crime involving fraud or moral turpitude, or material breach of any provision of this Agreement; or (B) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith or without a reasonable belief that the action or omission was legal, proper, and in the best interests of the Company or its affiliates. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board of Directors of the Company, the instructions of a more senior officer of the Company or the advice of counsel to the Company or its affiliates will be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company and its affiliates.

(b)	Status of Options. The Options granted hereunder are not intended to qualify as Incentive Stock Options.

(c)	Vesting. Subject to Sections 2, 3 and 6 below, the Options shall be exercisable only if and after the Employee shall have remained in the employ of the Company for [one] year from the Grant Date specified above, at which time such rights shall become exercisable to the extent of [33 1/3% of the aggregate number of Shares specified above, which percentage shall increase to 66 2/3% of such number after two years from the Grant Date and 100% of such number after three years from the Grant Date][OR] [shall have remained in the employ of the Company for one year from the Grant Date specified above, at which time such rights shall become exercisable to the extent of [20% of the aggregate number of Shares specified above, which percentage shall increase to 40% of such number after two years from the Grant Date, 60% of such number after three years from the Grant Date, 80% of such number after four years from the Grant Date and 100% of such number after five years from the Grant Date].

(d)	Continued Employment Requirement. Subject to Sections 2, 3 and 7 below, the Options shall be exercisable only by the Employee and only if the Employee has remained continuously in the employ of the Company from the Grant Date until the date on which such Options are exercised.

(e)	Expiration. The Options shall expire upon the earliest of: (i) the Expiration Date specified above; (ii) as provided by Section 2, 3, 9 or 14 below; or (iii) cash payments made in complete or partial cancellation pursuant to Section 10 below. Such Options shall not be exercisable after such expiration.

2.	Termination of Options upon Cessation of Employment, Retirement or Disability. Options shall terminate if the Employee shall cease to be employed by the Company, as follows:

(a)	If such cessation of employment is occasioned by any reason other than Retirement, Disability or death, the Options shall terminate immediately, except that the Employee shall be entitled to exercise his or her Options, to the extent that the Employee was vested and otherwise entitled to exercise such Options at the date of such termination of employment, at any time within 90 days after such termination (but not after the Expiration Date); provided, however, that such 90 day period shall not apply and the Options shall terminate immediately if Employee’s employment is terminated for Cause.

(b)	If such cessation of employment is occasioned by Retirement, then the Options shall not be forfeited, but shall continue to vest and become exercisable in accordance with the schedule set forth in Section 1(c) (but not after the Expiration Date), and subject to the terms of the Agreement, including Sections 3, 9, and 14 hereof, as though such termination of employment had never occurred, so long as Employee at all times since the Grant Date complies with the terms of this Agreement.

(c)	If such cessation of employment is occasioned by the Employee’s Disability, then the Employee may, at any time within one year following such cessation of employment (but not after the Expiration Date), exercise the Option to the extent of 100% of the Shares covered by this Option (notwithstanding the extent to which the Employee otherwise was entitled to exercise the same immediately prior to such cessation of employment).

3.	Termination of Options upon Death. If the Employee dies while in the employ of the Company or within the applicable period during which his or her Options may be exercised following Retirement or Disability, then within the year next succeeding the Employee’s death (but not after the Expiration Date), the person entitled by will or the applicable laws of descent and distribution may exercise the Options to the extent of 100% of the Shares covered by this Option (notwithstanding the extent to which the Employee otherwise was entitled to exercise the same immediately prior to death). If the Employee dies within the 90 day period described in Section 2(a) during which his or her Options may be exercised, then within the year next succeeding the Employee’s death (but not after the Expiration Date), the person entitled by will or the applicable laws of descent and distribution may exercise the Options to the extent that employee would have been entitled to exercise such Options at the date of termination of employment.

4.

Exercising Options. This Option may be exercised by delivering to the Company at its principal executive office (directed to the attention of the Corporate Secretary, or if the Corporate Secretary is the Employee at issue, then to the attention of the President or a Vice President) a written notice, signed by the Employee or a person entitled to exercise the Option, as the case may be, of the election to exercise the Option and stating the number of Shares in respect of which it is then being exercised. The Option shall be deemed exercised as of the date the Company receives such notice. As an essential part of such notice, it shall be accompanied by (a) payment of the full purchase price of the Shares then being purchased and (b) satisfaction, or agreement with the Company as to the manner of satisfaction, of any taxes required by law to be withheld due to the exercise of the Option, including an exercise by a transferee to whom the Employee has transferred the Option in accordance with Section 7 below. In the event the Option shall be exercised by any person other than the Employee, such notice shall be accompanied by appropriate evidence of the right of such person to exercise the Option. Payment of the full purchase price may be made in (a) cash, (b) Shares, or (c) any combination of cash and Shares, provided that, other than with respect to any optionee that is a reporting person under Section 16 of the Securities Exchange Act of 1934, the Company reserves the right to prohibit the use of Shares as payment of the purchase price. In the case of any Employee who is a reporting person under Section 16(a) of the Securities Exchange Act of 1934, such Employee shall be entitled to elect to utilize Shares as payment of the purchase price in Employee’s discretion. Shares used in payment of the purchase price shall be valued at the closing price of such Shares on the NYSE or as reported in the consolidated transaction reporting system for the date of exercise. Upon the proper exercise of the Option, the Company shall issue in the name of the person exercising the Option, and deliver to such person, a certificate or certificates for the Shares purchased, or shall otherwise properly evidence the purchase of such Shares in the Company’s stock records. The Employee shall have no rights as a stockholder in respect of any Shares as to which the Option shall not have been effectively exercised as provided in this Agreement.

5.	Regulatory Restrictions. This Option shall not be exercisable if such exercise would violate (a) any applicable requirement under the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; (b) any applicable state securities law; or (c) any other applicable legal requirement. Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of this Option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Act, the Company may require, as a condition to its issuance of the Shares, the delivery to the Company of a commitment in writing by the person exercising the Option that at the time of such exercise it is the person’s intention to acquire such Shares for the person’s own account for investment only and not with a view to, or for resale in connection with, the distribution of such Shares, that such person understands that the Shares may be “restricted securities” as defined in Rule 144 issued under the Act, and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent applicable rules and regulations under the Act. The Company may place on the certificates evidencing such Shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of such Shares until it has been furnished evidence satisfactory to it that no violation of the Act or the applicable rules and regulations would be involved in such transfer.

6.

Future and Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the Employee. The Employee acknowledges that this Option has been granted in anticipation of future services being rendered by the Employee to the Company.

7.	No Transfer. This Option may not be assigned, encumbered or transferred except, in the event of the death of a Participant by will or by the laws of descent and distribution. The Employee shall have the right, subject to the provisions of this Section 7, to transfer all or any portion of the Option granted under this Agreement (or an amendment thereto), for estate planning purposes, to (a) the Employee’s Family Members, (b) entities that are exclusively family-related, including trusts for the exclusive benefit of Family Members and limited partnerships or limited liability companies in which Family Members are the only partners or members, or (c) such other persons or entities specifically approved by the Committee. The terms and conditions applicable to the transfer of any such Options or portion of an Option transferred by the Employee shall be established by the Committee, in its discretion but in accordance with this Section 7 shall remain subject to the same terms and conditions as were applicable immediately prior to the transfer, including those provisions regarding exercisability of the Option following the cessation of employment of the Employee by the Company and the death of the Employee, except that no transferee may further transfer an Option or portion of an Option transferred by the Employee in accordance with this Section 7, other than by will or the laws of descent and distribution. In order to effect a transfer in accordance with this Section 7, the Employee shall deliver to the Company (in the manner set forth in Section 4) a Notice of Transfer of Option substantially in the form attached to this Agreement.

8.

Arbitration. The Company and the Employee agree that any claim, dispute or controversy arising under or in connection with this Agreement (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of the Company’s employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding arbitration. The arbitration shall be held in the city of Philadelphia (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties. If the Employee prevails as to any material issue presented to the arbitrator, the entire cost of such proceedings (including, without limitation, the Employee’s reasonable attorneys’ fees) shall be borne by the Company. If the Employee does not prevail as to any material issue, each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney’s fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator’s award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either the Company or the Employee pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney’s fees related to such action. Notwithstanding the provisions of this paragraph, either party may seek injunctive relief in a court of competent jurisdiction, whether or not the case is then pending before the panel of arbitrators. Following the court’s determination of the injunction issue, the case shall continue in arbitration as provided herein.

9.	Forfeiture of Award. If the Employee (or the Employee’s estate) shall initiate a legal proceeding against the Company in connection with this Agreement (including, without limitation, any such claim, dispute or controversy arising under any federal, state of local statute, regulation or ordinance or any of the Company’s employee benefit plans, policies or programs) other than pursuant to the terms of Arbitration Procedure described in Section 8 above, then the Company in its sole discretion, may require Employee (or the Employee’s estate, as applicable), for no consideration, to forfeit immediately all Options granted under this Agreement which were not exercised prior to the initiation of such legal proceeding. If the Employee’s employment with the Company is terminated for Cause, the Employee shall, for no consideration, forfeit immediately all Options granted under this Agreement which were not exercised prior to such termination. If, at any time, whether or not Employee remains employed by the Company, the Employee (A) materially breaches any provision of this Agreement, or (B) willfully engages in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, then the Company, in its sole discretion, may require Employee, for no consideration, to forfeit immediately all Options granted under this Agreement which were not exercised prior to such event.

10.	Change in Control. If a Change in Control occurs during the term of this Agreement, the Employee shall receive, with respect to any Option which is not exercisable in full, a cash payment in an amount to be determined pursuant to Section 21 of the Plan in lieu of the exercise of the portion of the Option which is not exercisable.

11.	Employment by the Company. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

12.	Committee Discretion. The Committee shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.

13.

Effect of the Plan. This Agreement and the Option granted under this Agreement shall be subject to all of the provisions of the Plan as are in effect from time to time, which provisions of the Plan shall govern if there is any inconsistency between this Agreement and the Plan. The Company hereby reserves the right to amend, modify, restate, supplement, suspend or terminate the Plan without the consent of the Employee, so long as such amendment, modification, restatement, supplement, suspension or termination shall not impair the rights and benefits available to the Employee hereunder, and this

Award shall be subject, without further action by the Company or the Employee, to such amendment, modification, restatement, supplement, suspension or termination unless provided otherwise therein.

14.	Non-competition, Non-solicitation, and Non-disclosure. The Committee in its sole discretion, may require the Employee to forfeit immediately, without consideration from the Company, any portion of the Option rights granted to him or her (including the right to purchase the underlying shares of Common Stock relating to such portion) which was not exercised prior to any of the following events: (a) the Employee, as individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the Company or any subsidiary, in violation of the Company’s Code of Ethics and Business Conduct (CP-10-002), as may be amended from time to time (or any successor policy); (b) the Employee solicits or entices any other employee of the Company or its affiliates to leave the Company or its affiliates to go to work for any other business or organization which is in direct or indirect competition with the Company or any of its affiliates, or requests or advises a customer or client of the Company or its affiliates to curtail or cancel such customer’s business relationship with the Company or its affiliates; or (c) the Employee fails to abide by the contractual terms of the Employee Nondisclosure Agreement and/or Invention Assignment Agreement, as applicable, which were executed in accordance with the Company’s Security of Confidential and Proprietary Information Policy (CP-10-013), as may be amended from time to time (or any successor policy), during the Employee’s employment with the Company.

15.	Community Interest of Spouse. The community interest, if any, of any spouse of the Employee in any of the Options shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring the Employee’s interest in such Options to be so forfeited and surrendered pursuant to this Agreement.

16.	Tax Matters.

(a) The exercise of an Option and the issuance of any shares of Common Stock pursuant to an Option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). By execution of this Agreement, the Employee shall be deemed to have authorized the Company to withhold from the shares of Common Stock issued the number of shares necessary to satisfy the Employee’s required minimum statutory withholding taxes, if any. Notwithstanding the foregoing, the Company may require that the Employee satisfy the Employee’s Required Withholding, if any, by any other means the Company, in its sole discretion, considers reasonable. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding. Notwithstanding the foregoing, in the case of any Employee who is a reporting person under Section 16(a) of the Securities Exchange Act of 1934, such Employee shall be entitled to elect to satisfy such withholding obligations, in Employee’s discretion, by having the Company withhold shares of Common Stock.

(b) The Employee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged the Employee to review with the Employee’s own tax advisors the federal, state, and local tax consequences of this Award. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of this Agreement.

17.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to its principles of conflict of laws.

18.	Entire Agreement. This Agreement sets forth the entire agreement, and supersedes all other agreements and understandings, whether oral or written, by and between the parties relating to the subject matter hereof.

19.	Severability. In the event any provision of this Agreement is found to be unlawful, void or unenforceable, the remaining provisions of this Agreement shall remain in force and valid.

THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE OPTIONS SUBJECT TO THIS OPTION AWARD SHALL VEST AND BECOME EXERCISABLE, IF AT ALL, ONLY DURING THE PERIOD OF THE EMPLOYEE’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE OPTIONS). THE EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON THE EMPLOYEE ANY RIGHT WITH RESPECT TO FUTURE OPTION AWARDS OR CONTINUATION OF THE EMPLOYEE’S SERVICE TO THE COMPANY. The Employee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option Award subject to all of the terms and provisions hereof and thereof, including the mandatory Dispute Resolution Procedure. The Employee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

THE EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

GARDNER DENVER, INC.

By:

Title:

EMPLOYEE

Signed:

Dated:

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